UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  March 9, 2006

                            MEDIAMAX TECHNOLOGY CORP.
                    ---------------------------------------
                             (fka QUIET TIGER, INC.)
             (Exact name of registrant as specified in its charter)

         NEVADA                        333-47699                  77-0140428
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
 of incorporation)                                           Identification No.)


886 N. Cofco Center Court # 1053,  Phoenix, Arizona                     85008
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(Address of principal executive offices)                              (Zip Code)

                                  602-267-3800
            -------------------------------------------------------
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any f the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C)under Exchange Act (17 CFR 240.13e-4(C))





ITEM 3.02 Unregistered Sales of Equity Securities

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On November 18, 2005,  the Company  granted  options to nine persons to purchase
10,966,667 restricted common shares at $.05 per share expiring November 18, 2007 and an additional 10,966,667 restricted common shares at $.10 per share expiring November 18, 2010. The options were issued as part of a Unit Offering by SunnComm International Inc. under the Company's fifth post effective amendment to a registration statement originally filed on June 29, 2004 with the Securities and Exchange Commission.

On December 19, 2005, the Company issued 3,000,000 restricted common shares to William H. Whitmore, Jr. in conjunction as part of the terms of a Transition and Consulting Agreement with the Company which became effective on December 19, 2005. The issuance was under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sales of shares.

On January 12, 2006, the Company issued 1,096,667 restricted common shares to Granite Associates Inc. as part of a commission agreement in connection with a Unit Offering by SunnComm International Inc. under the Company's fifth post effective amendment to a registration statement originally filed on June 29, 2004 with the Securities and Exchange Commission. The issuance was under Rule 504 of Regulation D under the Securities Act. No underwriter was involved in the offer of sales of shares.

On January 31, 2006, the Company issued 4,450,000 restricted common shares to Kevin M. Clement in conjunction as part of the terms of his Employment Agreement with the Company. The issuance was under Section 4(2) of the Securities Act. No underwriter was involved in the offer of sales of shares.

On February 28, 2006, the Company entered into an Advisory Services Agreement with Thomas Curran which granted non-qualified options (the "Options") to purchase 8,000,000 shares of the Common Stock, $.001 par value ("Common Stock"), of the Company with an exercise price of $.0425. The Options shall become exercisable as follows: (i) Options to purchase 2,000,000 shares shall become exercisable in full with the closing after the date hereof of a debt or equity financing with gross proceeds to the Company of at least US$ 1,000,000 (a "Qualified Financing"); (ii) Options to purchase 1,500,000 shares shall become exercisable on the first anniversary of the Effective Date, with Options to purchase an additional 62,500 shares vesting monthly over the following two years, provided, that, prior to the vesting of any of the Options referred to in this clause (ii), Sony/BMG shall have publicly announced that Sony/BMG shall continue production of CDs containing copyright protection programs and shall have placed additional purchase orders for the embedding of the Company's copyright protection software on Sony/BMG CDs; and (iii) Options to purchase
1,500,000 shares shall become exercisable on the first anniversary of the Effective Date, with Options to purchase an additional 62,500 shares vesting monthly over the following two years, provided, that, prior to the vesting of any of the Options referred to in this clause (iii), on or promptly after the date (the "Target Date") of first full release by Apple Computer Company or its affiliates ("Apple") of software that is compatible with software owned or distributed by the Company and the related introduction into the market of CDs including the Company's copyright protection software that is compatible for Apple's iPods. The Options shall remain exercisable for a period of 10 years from the date of grant, but shall not be exercisable more than 90 days after the date on which the Advisor ceases to perform advisory services for the Company.


Item 5.02 Departure of Directors or Principal Officers

On March 9, 2006 Albert Golusin resigned as a director and Chief Financial Officer of the Company.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                            MEDIAMAX TECHNOLOGY CORPORATION


                                            By: /s/ Kevin Clement
                                                ----------------------------
                                                Name:  Kevin Clement
                                                Title: Chief Executive Officer


Dated:  March 14, 2006

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